Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in Exhibit 99.26 to this Registration Statement on Form F-4 of Royal Ahold of our report dated January 21, 2016, concerning the common draft terms of the cross-border merger between Delhaize Group SA/NV and Koninklijke Ahold N.V.

Diegem, Belgium

January 22, 2016

The statutory auditor

/s/ Eric Nys

DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises

BV o.v.v.e. CVBA / SC s.f.d. SCRL

Represented by Eric Nys